Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statement (Form S-3 No. 333-264186) of HF Sinclair Corporation, and in the related prospectus,
(2)Registration Statement (Form S-3 No. 333-263722) of HF Sinclair Corporation, and in the related prospectus, and
(3)Registration Statement (Form S-8 No. 275877) pertaining to the HF Sinclair Corporation Amended and Restated 2020 Long Term Incentive Plan, and
(4)Registration Statement (Form S-8 No. 333-263721) pertaining to the HF Sinclair Corporation 2007 Long-Term Incentive Compensation Plan and HF Sinclair Corporation Amended and Restated 2020 Long Term Incentive Plan;
of our reports dated February 21, 2024, with respect to the consolidated financial statements of HF Sinclair Corporation and the effectiveness of internal control over financial reporting of HF Sinclair Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2023.

/s/ Ernst & Young LLP

Dallas, Texas
February 21, 2024